SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [    ]
Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, For Use of the Commission only (as permitted by Rule
         14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Under Rule 14a-12

                             BSD MEDICAL CORPORATION
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filling Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[ ] Fee paid previously with preliminary materials.
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    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                             BSD MEDICAL CORPORATION
                              2188 West 2200 South
                           Salt Lake City, Utah 84119

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 14, 2005

TO THE STOCKHOLDERS OF THE BSD MEDICAL CORPORATION:

         The annual meeting of the stockholders (the "Annual Meeting") of BSD Medical Corporation (the "Company") will be held at the offices of the Company located at 2188 West 2200 South, Salt Lake City, Utah, on January 14, 2005. The Annual Meeting will convene at 9:00 a.m., Mountain Time, to consider and take action on the following proposals:

         (1) to elect five members to the Board of Directors to serve until the next annual meeting of the Company and their successors have been appointed and are qualified;

         (2) to approve an amendment to the 1998 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 2,000,000 to 2,677,300;

         (3) to ratify the selection of Tanner + Co. as the Company's independent public accountants for the fiscal year ending August 31, 2005; and

         (4) to transact such other business as may properly come before the meeting.

         Only owners of record of the Company's issued and outstanding common stock as of the close of business on December 1, 2004 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

         The Company's Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2004, which accompanies this Proxy Statement.

         THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                            BSD MEDICAL CORPORATION

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Dennis E.  Bradley
                                            Dennis E.  Bradley, Secretary
Salt Lake City, Utah
Dated: December 23, 2004

                             BSD MEDICAL CORPORATION
                              2188 West 2200 South
                           Salt Lake City, Utah 84119


                                 Proxy Statement

         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of BSD Medical Corporation, a Delaware corporation (the "Company" or "BSD"), for use at the annual meeting of the stockholders (the "Annual Meeting") to be held at the offices of the Company located at 2188 West 2200 South, Salt Lake City, Utah, at 9:00 a.m., Mountain Time, on January 14, 2005. This Proxy Statement, the Notice of Annual Meeting of Stockholders and Form of Proxy are first being sent or given to stockholders on or about December 23, 2004.

         At the Annual Meeting, the stockholders of the Company will be asked to vote on three proposals. Proposal 1 is the annual election of five directors to serve on the Company's Board of Directors. Proposal 2 is the approval of an amendment to the 1998 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,000,000 to 2,677,300. Proposal 3 is ratification of the selection of Tanner + Co. as the Company's independent public accountants for the fiscal year ending August 31, 2005.

         A proxy for use at the Annual Meeting is enclosed. Any stockholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the proposal in accordance with the recommendation of the Board of Directors.

         The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the mail and may be solicited by the Company's officers, directors and employees in person or by telephone. They will not receive additional compensation for this effort. The Company does not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

         December 1, 2004 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 20,057,333 shares of the Company's common stock were issued and outstanding. Each outstanding share of common stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting.

         The holders of one-third of the shares of the common stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting. All proposals, except for the election of directors, must be approved by a majority of the votes present in person or represented by proxy at the Annual Meeting, at which a quorum is present. The five individuals receiving the most votes will be elected to serve as directors of the Company. Abstentions will have the effect of being counted as voted against any of the proposals. Broker non-votes will not have the effect of being counted as voted in favor of or against any of the proposals.

--------------------------------------------------------------------------------

                        PROPOSAL 1: ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

         At the Annual Meeting, five directors are to be elected to serve until the next annual meeting of stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the five nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. Each of the nominees is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors of the Company.

         The names of the nominees, their ages as of August 31, 2004 and their respective business backgrounds are set forth below.

Name                             Position(s) With the Company           Age                  Director Since
----                             ----------------------------           ---                  --------------
Paul F.  Turner                  Chairman of the Board, Senior VP and   57                   1994
                                 Chief Technology Officer
Hyrum A.  Mead                   President and Director                 57                   1999
Gerhard W.  Sennewald            Director                               68                   1994
J.  Gordon Short                 Director                               73                   1994
Michael Nobel                    Director                               64                   1997

         Paul F. Turner, MSEE, has served as the Senior Vice President and Chief Technology Officer of BSD since August 1999. From October 1995 to August 1999, Mr. Turner also served as the Acting President of BSD. From 1986 to October 1995, Mr. Turner served in various capacities with BSD, including Staff Scientist, Senior Scientist, Vice President of Research, and Senior Vice President of Research. Mr. Turner has led the design of microwave treatment systems for tumors, including the development of external phased array antenna technology to focus radiated microwave energy deep into the central area of the body to treat deep tumors. He has also integrated this technology with magnetic resonance imaging to non-invasively monitor treatments within the patient's body.

         Hyrum A. Mead, MBA, has served as President of BSD since August 1999. Previously, he served five years as Vice President of Business Development at ZERO Enclosures, a leading manufacturer in the telecommunications, computer and aerospace enclosures industry and seven years as President of Electro Controls, a manufacturer of computer controlled power systems. Mr. Mead began his career in marketing with IBM where he was involved with the introduction of many new products.

         Gerhard W. Sennewald, Ph.D., has served as the President and Chief Executive Officer of Medizin-Technik GmbH of Munich, Germany, a firm which is engaged in the business of distributing hyperthermia equipment and diagnostic imaging equipment and services, from April 1985 to the present. In connection with his service to Medizin-Technik GmbH, Dr. Sennewald has been BSD's key European representative and distributor for 17 years.

         J. Gordon Short, M.D., served as President of Brevis Corporation, a privately-held medical products company that specializes in consumable specialty supplies and in hand hygiene products from 1978 to 2000, and has served as its

Chairman of the Board from 1978 to the present. From 1978 to 1982, Dr. Short served BSD as a Medical Director. In that capacity, he participated in the initial development and establishment of certain of BSD's products. He also previously served on BSD's Medical Advisory Board.

         Michael Nobel, Ph.D., has served as the Executive Chairman of the MRAB Group, a privately-held company that provides diagnostic imaging services, from 1991 to the present. From 1995 to the present, Dr. Nobel has served as the Chairman of the Board of the Nobel Family Society. From 1995 to the present, he also has served as Chairman of the American Non-Violence Project Inc., and has served as a consultant to Unesco in Paris and the United Nations Social Affairs Division in Geneva. Dr. Nobel participated in the introduction of magnetic resonance imaging as European Vice President for Fonar Corp.

COMPOSITION OF THE BOARD

         The Board of Directors of the Company currently consists of five directors. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. There are no family relationships among any of the Company's directors, officers or key employees.

Affirmative Determinations Regarding Director Independence

         The Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in Section 121A of the Rules of the American Stock Exchange:

                                    J.  Gordon Short
                                    Michael Nobel

         In this Proxy Statement, these two directors are referred to individually as an "Independent Director" and collectively as the "Independent Directors."

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During fiscal year 2004, the Company's Board of Directors met five times and no director attended fewer than 75% of meetings of the Board or any of the Board committees of which a director was a member.

         The Board of Directors has formed the following committees:

         The Audit Committee. The Audit Committee, which held three meetings during fiscal year 2004, is responsible for reviewing and monitoring the Company's financial statements and internal accounting procedures, recommending the selection of independent auditors by the Board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and the Company's independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of the Company's internal accounting controls and financial affairs. The Board of Directors has not adopted a written audit committee charter.

         The members of the Audit Committee are Messrs. Sennewald, Short and Nobel. The Audit Committee currently does not have an audit committee financial expert because of the Company's relatively small size and its limited resources to attract such an expert. All members of the Audit Committee are Independent Directors, except Mr. Sennewald.

         The Nominating Committee. The Company does not have a standing nominating committee. Each director participates in decisions relating to making the Company's nominations for directors. The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be easily made on a case-by-case basis and there is no need for the added formality of a nominating committee. Based on criteria established by the American Stock Exchange relating to director independence, Messrs. Short and Nobel are the Company's only Independent Directors.

         The Board of Directors does not have an express policy with regard to the consideration of any director candidates since the Board believes that it can adequately evaluate nominees on a case-by-case basis. The Board has not previously received any recommendations for director candidates from stockholders, and has not adopted a formal process for considering director candidates who may be recommended by stockholders. However, the Company's policy is to give due consideration to any and all such candidates, and in evaluating director nominees, the Board considers the appropriate size of the Board, the needs of the Company, the skills and experience of its directors, and a candidate's familiarity with the Company's industry. The Company does not pay fees to any third parties to assist it in identifying potential nominees.

         Although the Company does not have a formal policy regarding attendance by directors at the Company's Annual Meeting, it encourages directors to attend. The Board will give consideration during the upcoming year to establishing a formal policy so as to maximize attendance by directors, taking into account the directors' schedules and the timing requirements of applicable law. The Company did not hold an annual meeting last year.

         The Compensation Committee. The Company does not have a standing compensation committee. The Board acts as a committee on compensation issues with employee directors abstaining on actions related to their compensation.

COMMUNICATIONS WITH DIRECTORS

         The Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, the Company has tried to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been good.

EXECUTIVE OFFICERS

         The following table presents information as of August 31, 2004 regarding the current executive officers of the Company:

Name                    Age       Position
----                    ---       --------
Paul F.  Turner          57       Chairman of the Board, Senior VP and Chief
                                  Technology Officer
Hyrum A.  Mead           57       President

-------------------------

         Information on the business background of Paul F. Turner and Hyrum A. Mead is set forth above under the caption "Election of Directors."

SIGNIFICANT EMPLOYEES

         In addition to the officers and directors identified above, the Company expects the following individuals to make significant contributions to the Company's business during fiscal 2005:

         Dixie Toolson Sells has served as Vice President of Regulatory Affairs of BSD since December 1994. Ms. Sells served as Administrative Director of BSD from 1978 to 1984, as Director of Regulatory Affairs from 1984 to September 1987, and as Vice President of Regulatory Affairs from September 1987 to October 1993. She served as Director of Regulatory Affairs from October 1993 to December 1994. She served as Corporate Secretary from 1994 to 2002. Ms. Sells also serves on the Board of Directors of the Intermountain Biomedical Association.

         Ray Lauritzen served as Field Service Manager of BSD from 1982 to January 1988 and has served as Vice President of Field Service Operations from January 1988 to the present.

DIRECTOR COMPENSATION

         Director compensation is determined pursuant to the 1998 Director Stock Plan ("Director Stock Plan"). The Director Stock Plan currently provides each non-employee director with an annual cash retainer of $20,000 (the "Annual Retainer") and an option to acquire 25,000 shares of the Company's common stock at an exercise price equal to eighty-five percent (85%) of the fair market value of the common stock as of the date of the grant (the "Option"). Of the Annual Retainer, a cash payment of $10,000 is made in arrears to each non-employee director, payable in equal installments of $5,000 each on March 1 and September 1 of each year in which each non-employee director continues to serve as a member of the Board. The portion of the Annual Retainer not paid in cash is paid in the form of common stock (the "Common Stock Payments"). The total number of shares of common stock included in each Common Stock Payment will be determined by dividing the amount of the Annual Retainer that is to be paid in common stock by the fair market value of a share of common stock. The fair market value of the common stock is determined by the Board. The Common Stock Payments are paid on March 1 and September 1 of each year. The Company has reimbursed directors for out-of-pocket expenses incurred in attending Board meetings. Paul F. Turner and Hyrum A. Mead are the only members of the Board of Directors who are employed by the Company. Messrs. Turner and Mead do not receive separate compensation for services performed as directors.

CODE OF ETHICS

         The Company has adopted a code of ethics that applies to each of the directors, officers and employees of the Company. The code of ethics is available at the Company's website at www.bsdmc.com/ethics.htm.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED ABOVE.

--------------------------------------------------------------------------------

    PROPOSAL 2: AMENDMENT TO 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER
                      OF SHARES OF AUTHORIZED FOR ISSUANCE
                     THEREUNDER FROM 2,000,000 to 2,677,300

--------------------------------------------------------------------------------

         There will be presented at the meeting a proposal to approve an amendment to the Company's 1998 Stock Incentive Plan (the "Incentive Plan"), which amendment was approved by the Board of Directors on July 29, 2004. The amendment provides for the number of shares of common stock authorized for issuance under the Incentive Plan to be increased from 2,000,000 shares to 2,677,300 shares. As of August 31, 2004, options to purchase of 1,677,300 shares of common stock were outstanding under the Incentive Plan and 322,700 were available for issuance under the Incentive Plan.

Introduction to Incentive Plan

         In December 1997, the Board adopted, subject to approval by the Company's stockholders, the Incentive Plan and reserved 2,000,000 shares of common stock for issuance under the Incentive Plan. The Board believes that the availability of stock options and other incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide incentives for them to exert their best efforts on behalf of the Company. The affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the meeting is required to amend the Incentive Plan. If the amendment to the Incentive Plan is not so approved it will not become effective.

         Certain provisions of the Incentive Plan are summarized below. The complete text of the Incentive Plan is attached to this Proxy Statement as Appendix A and the following summary is qualified in its entirety by express reference to the complete text of the Incentive Plan.

Summary of Amendment to Incentive Plan

         The Board believes that the remaining number of shares of common stock is not sufficient for future granting needs under the Incentive Plan. Accordingly, the proposed amendment to the Incentive Plan increases the number of shares of common stock authorized for issuance under the Incentive Plan from 2,000,000 shares to 2,677,300 shares. Based solely on the average of the bid and asked price of the Company's common stock on December 15, 2004, as reported by the OTC Bulletin Board, of $1.90 per share, the maximum aggregate market value of the additional 677,300 shares of common stock authorized for issuance under the Incentive Plan would be $1,286,670. The Board believes that these additional shares would result in an adequate number of shares of common stock being available for grant under the Incentive Plan.

Summary of Other Principal Provisions of the Incentive Plan

         All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Incentive Plan. Also eligible are non-employee agents, consultants, advisors and independent contractors of the Company or any subsidiary. The Company has approximately 26 employees, officers and directors eligible to participate in the Incentive Plan.

         The Incentive Plan is administered by the Board, which designates from time to time the individuals to whom awards are made under the Incentive Plan, the amount of any such award and the price and other terms and conditions of any such award. The Board may delegate any or all authority for administration of the Incentive Plan to a committee of the Board. Subject to the provisions of the Incentive Plan, the Board, or a committee, if any, may adopt and amend rules and regulations relating to the administration of the Incentive Plan. Only the Board may amend, modify or terminate the Incentive Plan.

Types of Awards

         The Incentive Plan permits the grants of incentive stock options, nonstatutory stock options, stock awards, stock appreciation rights, cash bonus rights, dividend equivalent rights, performance-based awards and foreign qualified grants. The total number of shares of common stock reserved for issuance under the Incentive Plan is currently 2,000,000. Shares awarded under the Incentive Plan may be authorized and unissued shares or shares acquired in the market. If any award granted under the Incentive Plan expires, terminates or is cancelled, or if shares sold or awarded under the Incentive Plan are forfeited to the Company or repurchased by the Company, the shares again become available for issuance under the Incentive Plan.

         The Incentive Plan shall continue in effect until February 9, 2008, subject to earlier termination by the Board. The Board may suspend or terminate the Incentive Plan at any time.

         The Board determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-statutory stock option ("NSO"). No employee may be granted options or stock appreciation rights under the Incentive Plan for more than an aggregate of 400,000 shares in any consecutive three-year period. No monetary consideration is paid to the Company upon the granting of options.

         Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. If the option is an ISO, all terms must be consistent with the requirements of the Code and applicable regulations, including that the option price cannot be less than the fair market value of the shares of common stock on the date of the grant. If the option is an NSO, the option price may be any price determined by the Board, which may be less than the fair market value of the shares of common stock on the date of grant. Upon the exercise of an option, the number of shares subject to the option is reduced by the number of shares with respect to which the option is exercised, and the number of shares available under the Incentive Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less the number of shares surrendered or withheld in connection with the exercise of the option and the number of shares surrendered or withheld to satisfy withholding obligations.

         The Board may award shares of common stock under the Incentive Plan as stock bonuses, restricted stock awards or otherwise. The Board determines the persons to receive awards, the number of shares to be awarded and the time of the award. Shares received as a stock bonus are subject to the terms, conditions and restrictions determined by the Board at the time the bonus is awarded. The aggregate number of shares that may be awarded to any one person pursuant to stock awards under the Incentive Plan may not exceed 100,000 shares. No stock awards have been granted under the Incentive Plan.

         The Incentive Plan provides that the Company may issue shares under the Incentive Plan subject to a purchase agreement between the Company and the prospective recipient in such amounts, for such consideration, subject to such restrictions and on such terms as the Board may determine.

         Stock appreciation rights ("SARs") may be granted under the Incentive Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Incentive Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of a share of common stock over its fair market value on the date of grant or, if granted in connection with an option, the option price per share under the option to which the SAR relates.

         A SAR is exercisable only at the time or times established by the Board. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable.

         Payment by the Company upon exercise of a SAR may be made in shares of common stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board. The Board may withdraw any SAR granted under the Incentive Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the Incentive Plan.

         The Board may grant cash bonus rights under the Incentive Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock awarded or previously awarded and (iv) shares sold or previously sold under the Incentive Plan. Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the Incentive Plan. No cash bonus rights have been granted under the Incentive Plan.

         The Board may grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards may be denominated either in shares of common stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Board for the period covered by the awards are met and the employee satisfies any other restrictions established by the Board. The performance goals will be expressed as one or more targeted levels of performance with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total stockholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, cash flows or any of the foregoing. No participant may receive Performance-based Awards denominated in common stock in any fiscal year with respect to which the maximum number of shares issuable under the award, when aggregated with the shares issuable under any awards made in the preceding two fiscal years, exceeds 150,000 shares of common stock or Performance-based Awards denominated in dollars under which the maximum amount of cash payable under awards made in the immediately preceding two fiscal years, exceeds an aggregate of $300,000. No Performance-based Awards have been granted under the Incentive Plan.

         Awards under the Incentive Plan may be granted to eligible persons residing in foreign jurisdictions. The Board may adopt supplements to the Incentive Plan necessary to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the Incentive Plan. No foreign qualified grants have been awarded under the Incentive Plan.

Changes in Capital Structure

         The Incentive Plan provides that if the number of outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or similar transaction, appropriate adjustment will be made by the Board in the number and kind of shares available for awards under the Incentive Plan. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each a "Transaction"), the Board will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Incentive Plan: (i) outstanding options will remain in effect in accordance with their terms, (ii) outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction, or (iii) the Board will provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent exercisable and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period. In the event of the dissolution of the Company, options shall be treated in accordance with clause (iii) above.

Certain Federal Income Tax Consequences

         The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Incentive Plan.

         Options and SARs. The grant of an option or SAR should not result in any taxable income for the recipient. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that an alternative minimum tax liability may result), and the Company will not be entitled to a tax deduction when an ISO is exercised. Upon exercising a NSO, the optionholder must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon the exercise of a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income, and are deductible by the Company.

         The tax consequence to an optionholder upon a disposition of shares of common stock acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a NSO or SAR. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired pursuant to an option. However, the Company may be entitled to a tax deduction in the case of a disposition of shares acquired pursuant to an ISO before the applicable ISO holding periods set forth in the Code have been satisfied.

         Other Awards. For other awards granted under the Incentive Plan that are payable in cash or shares of common stock and that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for the shares of common stock by the holder of the award. The Company will be entitled at that time to a deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation.

         For an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares of common stock by the holder. The Company will be entitled at that time to a tax deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility.

         Special Rules. Special rules may apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of common stock received pursuant to the exercise of an option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, may be determined as of the end of such period.

         Deductibility of Executive Compensation Under Code Section 162(m).
Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's other four most highly compensated executive officers. However, "qualified performance-based compensation" is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more "outside directors," (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant with respect to any performance period, must be approved by a majority of the corporation's stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

         The Incentive Plan has been designed to permit grants of options, SARs and other performance-based awards issued under the Incentive Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a NSO or a SAR or the receipt of other performance-based awards may be exempt from the $1,000,000 deduction limit. Other awards under the Incentive Plan may not so qualify for this exemption. The Incentive Plan's provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options, SARs and other performance-based awards consists exclusively of members of the Board who qualify as "outside directors," and the exercise price of the options (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of common stock to which such grants relate, the compensation income arising on exercise of those options or SARs or on receipt of other performance-based awards should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

NEW PLAN BENEFITS

         It is not possible to state the persons who will receive options or awards under the Incentive Plan in the future, nor the amount of options or awards that will be granted thereunder because these grants are subject to the discretion of the Board. The following table provides information with respect to options granted under the Incentive Plan in the fiscal year ended August 31, 2004.

                            1998 Incentive Stock Plan

                                                                Incentive Plan
Name and Position                        Dollar Value(1)        Stock Options       Exercise Price
-----------------                        ---------------        ---------------     --------------
Paul Turner, Chairman of the Board,
   Senior Vice President, Chief
   Technology Officer                          $309,000            300,000                     $1.20
Hyrum A.  Mead, President, Director            $412,000            400,000                     $1.20
All executive officers as a group              $721,000            700,000                     $1.20
All non-executive officer directors                  --                 --                        --
Employees as a group                           $324,450            315,000                     $1.20
   (excluding executive officers)
-------------------------

(1) The dollar value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model utilizing the following weighted-average assumptions: (a) expected risk-free interest rate of 4.0% in 2004; (b) expected option life 10 years; (c) expected stock volatility of 83.47% for August 31, 2004; and (d) expected dividend yield of 0.0%.

Equity Compensation Plans

         The following table sets forth information as of August 31, 2004 with respect to compensation plans under which equity securities of the Company are authorized for issuance. The table does not include information about the proposed amendment to the Incentive Plan which is being submitted for stockholder approval at the meeting.

                                                                                          Number of securities
                                                 Number of                              remaining available for
                                             securities to be                            future issuance under
                                                issued upon        Weighted-average    equity compensation plans
                                                exercise of       exercise price of      (excluding securities
              Plan Category                 outstanding options  outstanding options     reflected in column 1)
              -------------                 -------------------  -------------------     ----------------------
Equity compensation plans approved by
security holders(1)                               2,437,533               $0.64                  701,575(2)

Equity compensation plans not approved by
security holders                                         --                 --                        --
                                            ---------------                           ------------------

   Total                                          2,437,533               $0.64                  701,575
                                            ===============                           ==================

-------------------------

(1) Consists of the Company's 1987 Stock Option Plan, 1998 Stock Incentive Plan and 1998 Director Stock Plan. No further options will be issued under the 1987 Stock Option Plan.

(2) Consists of 322,700 shares under the 1998 Stock Incentive Plan and 378,875 shares under 1998 Director Stock Plan available for future issuance, other than upon exercise of an option, warrant or right.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 2,000,000 TO 2,677,300 SHARES.

--------------------------------------------------------------------------------

           PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------

         The Company is asking the stockholders to ratify the selection of Tanner + Co. as the Company's independent public accountants for the fiscal year ending August 31, 2005. The affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the meeting will be required to ratify the selection of Tanner + Co.

         In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board or Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such change would be in the best interest of the Company and its stockholders.

         Tanner + Co. audited the Company's financial statements for fiscal years ending August 31, 2004 and 2003. Its representatives may be present at the annual meeting, and if present will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The following table presents fees for professional services rendered by Tanner + Co. for the audit of the Company's annual financial statements for the fiscal years ending August 31, 2004 and August 31, 2003 and fees billed for other services rendered by Tanner + Co. during those periods.


                                       Fiscal 2004            Fiscal 2003
                                    --------------          -------------
     Audit Fees(1)                        $26,890                $24,239
     Audit-Related Fees(2)                 20,808                     --
     Tax Fees(3)                           11,563                  1,850
     All Other Fees(4)                         --                  4,571

                                    --------------          -------------

     Total                                $59,261                $30,660
                                    ==============          =============
-------------------------

(1) Audit Fees consist of fees billed for the annual audits and quarterly reviews.

(2) Audit-Related Fees consist of fees billed for various SEC filings and accounting research.

(3) Tax Fees consist of fees billed for tax consultation and assistance in the preparation of tax returns.

(4) All Other Fees consist of fees for edgarization of SEC filings and miscellaneous fees.

PRE-APPROVAL POLICIES

         The Audit Committee is in the process of adopting policies and procedures related to the pre-approval of audit and non-audit services.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The Company had no disagreements with Tanner + Co. during fiscal year 2004 on accounting and financial disclosure matters.

AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the Company's audited financial statements with its management and has discussed with the Company's independent public accountant the matters to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has received the written disclosures and the letter from the Company's independent public accountant required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with the Company's independent public accountant the independent public accountant's independence.

         Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company's fiscal year ended August 31, 2004 be included in the Company's Annual Report on Form 10-KSB for its fiscal year ended August 31, 2004, which was filed on November 29, 2004.

                                           Submitted by:
                                           Gerhard W. Sennewald
                                           J. Gordon Short
                                           Michael Nobel
                                           Members of the Audit Committee


RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF TANNER + CO. TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 31, 2005.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

HISTORICAL COMPENSATION OF THE COMPANY

         The following table presents compensation information for the Company's last three fiscal years for the Company's chief executive officer or individual acting in a similar capacity ("CEO") and its four most highly compensated executive officers other than the Company's CEO.


                           Summary Compensation Table

                                                                                  Long-Term Compensation
                                                                        ----------------------------- -------------
                                                                                   Awards               Payouts
                                                                        ----------------------------- -------------
                                                   Annual
                                              Compensation(1)                           Securities
                                         ---------------------------    Restricted      Underlying       LTIP        All Other
                               Year        Salary          Bonus        Stock awards     Options        Payouts     Compensation
                              -------    -----------     -----------    ------------- --------------- ------------- --------------
Paul Turner,                   2004       $ 149,990           $ 400                       300,000        $    --         $     --
 Chairman of the Board,        2003         145,000             400
 Senior Vice President,        2002         145,000             400                        45,000 (1)
 Chief Technology Officer

Hyrum A.  Mead,                2004        $148,325            $400                       400,000             --               --
  President, Director          2003         125,000             400
                               2002         125,000          30,000                        45,000 (1)
-------------------------

(1) Represents options to purchase shares of TherMatrx common stock the Company owned on the date of grant. These options were granted by the Company in July 2002 and were exercised in the fourth quarter of fiscal 2002 at an exercise price per share of $0.001. The Company recognized a compensation expense related to these TherMatrx options computed using a value of $4.00 per share. The $4.00 per share value is based solely on the price per share for common stock sold by TherMatrx to existing TherMatrx stockholders in December 2001.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table presents the grants of stock options, under the Company's option plans during fiscal year 2004, to each of the Company's executive officers named in the Summary Compensation Table.

         All option grants under the Incentive Plan are incentive stock options. All option grants under the Director Stock Plan are nonqualified stock options. Options under each of the plans expire ten years from the date of grant.

         The exercise price of each option granted is equal to the fair market value of the Company's common stock as determined by the Board of Directors on the date of grant. In fiscal year 2004, the Company granted to its employees options to purchase a total of 1,015,000 shares of its common stock.

                                                                  Percent
                                                Number of         of Total
                                               Securities         Options        Exercise
                                               Underlying        Granted to     Price Per
                                                 Options        Employees in      Share          Expiration
                                               Granted(1)       Fiscal Year     ($/Share)           Date
                                               ----------       ------------    ---------        -----------
Paul Turner,                                     300,000            30%            1.20         April 8, 2014
Chairman of the Board, Senior Vice
President, Chief Technology Officer

Hyrum A.  Mead,                                  400,000            39%            1.20         April 8, 2014
 President, Director

-------------------------

(1) These options become exercisable with respect to 1/3 of the shares covered by the options on the first anniversary of the date of grant and an additional 1/3 of the shares per year thereafter. In the event of a change of control of the Company, the options become exercisable with respect to any shares covered by the options that are not already exercisable. Options are granted for a term of ten years, subject to earlier termination in certain events, and are not transferable.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND YEAR-END OPTION VALUES

                                                                  Number of Shares
                                                                     Underlying                Value of Unexercised
                                                               Unexercised Options at         In-the-Money Options at
                                                                  August 31, 2004                 August 31, 2004
                                                             ------------ --------------    ------------- --------------
                        Shares Acquired        Value
                          on Exercise         Realized       Exercisable  Unexercisable     Exercisable   Unexercisable
                        -----------------    -----------     ------------ --------------    ------------- --------------

Paul F.  Turner, Sr.            0                    $0        180,953      300,000             $235,239        $60,000
 Chairman of the
 Board, VP and Chief
 Technology Officer
Hyrum A.  Mead,                 0                    $0        320,000      400,000             $241,600        $80,000
 President
--------------------------------------

EMPLOYMENT CONTRACTS

         The Company entered into an employment agreement with Mr. Mead dated August 10, 1999. This agreement provides that Mr. Mead shall receive an annual base salary of $125,000, which shall be reviewed annually by the Board of Directors. The agreement provides that if Mr. Mead is involuntarily terminated, Mr. Mead will receive severance compensation for a period of six months, including an extension of all benefits and perquisites. The severance amount shall include six months of salary at the highest rate paid to Mr. Mead prior to termination and an additional amount equal to all bonuses received by Mr. Mead during the 12-month period preceding termination (excluding any signing bonus received during such period). The agreement also requires the Company to vest any options granted to Mr. Mead for the purchase of our common stock, allowing a 90-day period for Mr. Mead to exercise those options. Mr. Mead's agreement includes a non-competition covenant prohibiting him from competing with the Company for one year following his termination.

         The Company entered into an employment agreement with Mr. Turner dated November 2, 1988. The agreement provides that Mr. Turner's salary will be based upon a reasonable mutual agreement. The agreement provides that if Mr. Turner's employment is involuntarily terminated, he will receive severance pay for a one-year period, which pay includes an extension of all of his rights, privileges and benefits as an employee (including medical insurance). The one-year severance pay shall be equal to Mr. Turner's regular salary for the 12-month period immediately prior to the termination. The agreement also requires the Company to pay Mr. Turner for any accrued, unused vacation at the time of termination. The Company is also obligated to pay Mr. Turner $1,000 (or the equivalent value in stock options) for each newly issued patent obtained by the Company as a result of Mr. Turner's efforts (Mr. Turner receives only $500 if multiple inventors are involved). Mr. Turner's agreement includes a non-competition covenant prohibiting him from competing with the Company for one year following his termination. The Company may continue the non-competition period for up to four additional years by notifying Mr. Turner in writing and by continuing the severance payments for the additional years during which the non-competition period is extended.

--------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

--------------------------------------------------------------------------------

         The following table sets forth, as of December 1, 2004, the number of shares of common stock held of record or beneficially by each person who held of record, or who had the right to acquire shares of common stock within 60 days, or was known by the Company to own beneficially, more than 5% of the Company's common stock, and the name and holdings of each director and named executive officer and of all executive officers and directors as a group.


                                       Number of Shares        Percent of
Name of Person or Group               Beneficially Owned          Class
------------------------------------ ----------------------    ------------
Dr.  Gerhard W.  Sennewald (1)                  6,800,360          33.86%
Paul F.  Turner (2)                             1,947,871           9.62%
Hyrum A.  Mead (3)                                400,000           1.96%
Dr.  J.  Gordon Short (4)                         246,181           1.21%
Dr.  Michael Nobel (5)                            186,835               *
John E.  Langdon (6)                            1,232,010           6.14%
J.  Steven Emerson (7)                          1,262,787           6.29%
All  Executive  Officers and
Directors as a Group (5                         9,574,027          45.98%
persons) (8)

---------------------
*  Less than 1.0%.

(1) Includes 25,000 shares subject to options. Does not include 500,000 shares held by Dr. Sennewald's spouse, for which he disclaims beneficial ownership.

(2)  Includes 180,953 shares subject to options.

(3)  Includes 320,000 shares subject to options.

(4)  Includes 135,000 shares subject to options.

(5)  Includes 100,000 shares subject to options.

(6) Includes 335,525 shares owned directly by Mr. Langdon. The remaining shares are held in trusts for which Mr. Langdon is Trustee. Does not include 50,000 shares held by Mr. Langdon's spouse, for which he disclaims beneficial ownership. Mr. Langdon's address is: 2501 Parkview Drive, Suite 500, Fort Worth, TX 76102.

(7)  Mr. Emerson's address is: 1522 Ensley Avenue, Los Angeles, CA 90024.

(8)  Includes 760,953 shares subject to options.

--------------------------------------------------------------------------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

--------------------------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that during the year ended August 31, 2004, all reporting persons complied with all applicable filing requirements, with the exception that Paul F. Turner and Hyrum A Mead each filed one Form 4 late with respect to one transaction.

--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

--------------------------------------------------------------------------------

         TherMatrx, Inc. The Company manufactured, assembled and tested for TherMatrx, Inc. its TMx-2000 thermotherapy system and supplied TherMatrx with equipment components used for its TMx-2000 system in fiscal 2003 and 2004. The Company had also provided regulatory compliance and other consulting services to TherMatrx. In fiscal 2004, the Company had sales to TherMatrx of $99,502. In fiscal 2003, the Company had sales to TherMatrx of $1,391,433 and received royalty payment of $63,500 from TherMatrx. The Company was a stockholder of TherMatrx, as were each of the Company's executive officers and directors individually, at the time TherMatrx was sold to American Medical Systems, Inc. in July 2004. At the time of the sale, the Company's executive officers and directors owned the following number of shares of TherMatrx common stock: Hyrum Mead, 45,000; Paul Turner, 45,000; Gerhard Sennewald, 30,000; J.Gordon Short, 10,000; Michael Nobel, 10,000. The total ownership by the Company's executive officers and directors was less than 10% of the equity interest in TherMatrx.

         Medizin-Technik GmbH. The Company supplies equipment components to Medizin-Technik GmbH located in Munich, Germany, which is a significant distributor of the Company's products in Europe. Medizin-Technik purchases equipment, which it installs, and components to service the Company's hyperthermia therapy systems that Medizin-Technik sells to its customers in Europe. The Company had revenue of approximately $912,690 in fiscal 2004 from the sale of two BSD-2000 systems and various component parts sold to Medizin-Technik. During fiscal 2003, the Company had sales of approximately $512,142 to Medizin-Technik. Dr. Gerhard W. Sennewald, one of the Company's directors and significant stockholders, is the President and Chief Executive Officer of Medizin-Technik and its sole stockholder.

--------------------------------------------------------------------------------

                              STOCKHOLDER PROPOSALS

--------------------------------------------------------------------------------

         No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting. It is anticipated that the next annual meeting of stockholders will be held on or about February 10, 2006. Stockholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 2006 annual meeting of stockholders of the Company, provided such proposals are received by the Company in writing no later than August 30, 2005 and are otherwise in compliance with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

--------------------------------------------------------------------------------

                                  OTHER MATTERS

--------------------------------------------------------------------------------

         The Company is unaware of any business, other than described in this Proxy Statement, that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

         To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending and voting at the Annual Meeting.

--------------------------------------------------------------------------------

                              AVAILABLE INFORMATION

--------------------------------------------------------------------------------

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

         The Company's common stock is quoted on the OTC Bulletin Board and trades under the symbol "BSDM".

--------------------------------------------------------------------------------

                                   APPENDIX A

--------------------------------------------------------------------------------

                             BSD MEDICAL CORPORATION

                            1998 STOCK INCENTIVE PLAN

         BSD MEDICAL CORPORATION, a Delaware corporation, (the "Company") adopts this Amended and Restated Stock Incentive Plan (the "Plan"), effective February 9, 1998.

1. Purpose. The purpose of this Plan is to enable the Company to attract and retain the services of and provide performance incentives to (1) selected employees, officers and directors of the Company or of any subsidiary of the Company ("Employees") and (2) selected nonemployee agents, consultants, advisors and independent contractors of the Company or any subsidiary.

2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of shares of the common stock of the Company, par value $.01 per share ("Shares"), and the total number of Shares that may be issued under the Plan shall not exceed two million (2,000,000) Shares, all of which may be issued pursuant to the exercise of options granted pursuant to the Plan. The Shares issued under the Plan may be authorized and unissued Shares or reacquired Shares or Shares acquired in the market. If any award granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such award shall again be available under the Plan and if Shares which are awarded under the Plan are forfeited to the Company or repurchased by the Company, that number of Shares shall again be available under the Plan.

3. Effective Date and Duration of Plan.

         (a) Effective Date. The Plan (as amended and restated) shall effective on the date adopted by the Board of Directors. Awards may granted and Shares may be awarded or sold under the Plan at any time after the effective date and before termination of the Plan.

         (b) Duration. The Plan shall continue in effect for a period of 10 years from the date adopted by the Board of Directors, subject to earlier termination by the Board of Directors. The Board of Directors may suspend or terminate the Plan at any time, except with respect to awards then outstanding under the Plan. Termination shall not affect the terms of any outstanding awards.

4.       Administration.

         (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to the administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

         (b) Committee. The Board of Directors may delegate to a committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 14.

         (c) Officer. The Board of Directors or the Committee, as applicable, may delegate to an executive officer of the Company authority to administer those aspects of the Plan that do not involve the designation of individuals to receive awards or decisions concerning the timing, amounts or other terms of awards. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan.

5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant "Incentive Stock Options", as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraph 6; (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraph 6; (iii) award Shares as provided in paragraph 7; (iv) sell Shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant Performance-based Rights as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph
12. Any such awards may be made to Employees, including Employees who are officers or directors, and to other individuals described in paragraph 1 whom the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only Employees shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. Unless otherwise determined by the Board of Directors with respect to an award, each option, stock appreciation right, cash bonus right or performance-based right granted pursuant to the Plan by its terms shall be nonassignable and nontransferable by the recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the recipient's domicile at the time of death. No fractional Shares shall be issued in connection with any award. In lieu of any fractional Shares, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of Shares may be rounded downward to the next whole share. No Employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 400,000 Shares in any consecutive three-year period.

6. Option Grants. With respect to each option grant, the Board of Directors shall determine the number of Shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option and any other terms of the grant, all of which shall be set forth in an option agreement between the Company and the optionee. In the case of Incentive Stock Options, all terms shall be consistent with the requirements of the Code and applicable regulations. Upon the exercise of an option, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued upon exercise of the option less the number of Shares surrendered or withheld in connection with the exercise of the option and the number of Shares surrendered or withheld to satisfy withholding obligations in accordance with paragraph 17.

7. Award of Shares. The Board of Directors may award Shares under the Plan as bonuses or otherwise. The aggregate number of Shares that may be awarded to any single participant pursuant to this provision shall not exceed 100,000 Shares. Shares awarded pursuant to this paragraph shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any other terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the Shares awarded shall bear any legends required by the Board of Directors. Upon the issuance of a an award of Shares, the number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued less the number of any Shares surrendered to satisfy withholding obligations in accordance with paragraph 17.

8. Purchased Shares. The Board of Directors may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. All Shares issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the Shares prior to the delivery of certificates representing such Shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the Shares shall bear any legends required by the Board of Directors. Upon the issuance of purchased Shares, the number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued less the number of any Shares surrendered to satisfy withholding obligations in accordance with paragraph 17.

9. Appreciation Rights.

         (a) Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

         (b) Exercise. Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one Share over the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Board of Directors. The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted thereafter. Upon the exercise of a stock appreciation right for Shares, the number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued less the number of any Shares surrendered or withheld to satisfy withholding obligations in accordance with paragraph 17. Cash payments for stock appreciation rights shall not reduce the number of Shares available for issuance under the Plan.

10. Cash Bonus Rights. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) Shares awarded or previously awarded and (iv) Shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. The payment of a cash bonus shall not reduce the number of Shares available for issuance under the Plan. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. A cash bonus right granted in connection with an award of Shares pursuant to paragraph 7 or purchase of Shares pursuant to paragraph 8 will entitle the recipient to a cash bonus payable when the award of Shares is made or the Shares are purchased or restrictions, if any, to which the Shares are subject lapse. If the Shares awarded or purchased are subject to restrictions and are repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the Shares awarded or purchased shall terminate and may not be exercised.

11. Performance-based Awards. The Board of Directors may grant awards intended to qualify as performance-based compensation under section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Shares ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, subject to the limitations set forth in paragraph 2, in Shares ("Performance Shares"), or in cash or any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

         (a) Award Period. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the "Award Period").

         (b) Performance Goals and Payment. The Board of Directors shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per Share, stock price increases, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, cash flows or any of the foregoing (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to paragraph 11(d)). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted Shares subject to forfeiture in whole or in part if Performance Goals, or if applicable, other restrictions are not satisfied.

         (c) Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

         (d) Maximum Awards. No participant may receive Stock Performance Awards in any fiscal year under which the maximum number of Shares issuable under the award, when aggregated with the Shares issuable under any awards made in the immediately preceding two fiscal years, exceeds 150,000 Shares or Dollar Performance Awards in any fiscal year under which the maximum amount of cash payable under the award, when aggregated with the amount of cash payable under awards made in the immediately preceding two fiscal years, exceeds an aggregate of $300,000.

         (e) Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of Shares available for issuance under the Plan. The number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued upon payment of an award, less the number of Shares surrendered or withheld to satisfy withholding obligations.

12. Foreign Qualified Grants. Awards under the Plan may be granted to such Employees and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms that are more beneficial to the participants than the terms permitted by the Plan.

13. Changes in Capital Structure.

         (a) Share Splits and Dividends. If the number of outstanding Shares of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of securities of the Company by reason of any Share split, combination or dividend payable in Shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of Shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of Shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by Board of Directors shall be conclusive.

         (b) Mergers, Reorganizations, Etc. The Board of Directors may include such terms and conditions, including without limitation, provisions relating to acceleration in the event of a change in control, as it deems appropriate in connection with any award under the Plan with respect to a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale or all or substantially all of the Company's assets (each, a "Transaction"). Notwithstanding the foregoing, in the event of a Transaction, the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one or the following alternatives for treating outstanding Incentive Stock Options or Non-Statutory Stock Options under the Plan:

                  (i) Outstanding options shall remain in effect in accordance with their terms; or

                  (ii) Outstanding options shall be converted into options to purchase securities issued by the company that is surviving or acquiring company in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining securities of the surviving corporation to be issued to holders of Shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied; or

                  (iii) The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

         (c) Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

         (d) Rights Issued by Another Corporation. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

14. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

15. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's Shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

16. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any Employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such Employee is employed to terminate such Employee's employment at any time, for any reason, with or without cause, or to decrease such Employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

17. Taxes. Each participant who has received an award under the Plan shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this withholding obligation, in whole or in part, by having the Company withhold from any Shares to be issued that number of Shares that would satisfy the amount due or by delivering Shares to the Company to satisfy the withholding amount.

18. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

Approved by the Board of Directors: February 9, 1998.


By:/s/Dixie Toolson Sells
-------------------------
Dixie Toolson Sells
Secretary of BSD Medical Corporation

                            BSD MEDICAL CORPORATION.

               SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF STOCKHOLDERS TO BE HELD JANUARY 14, 2005

         The undersigned hereby constitutes, appoints and authorizes Paul F. Turner and Hyrum A. Mead and each of them, the true and lawful attorneys and Proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated below, all of the undersigned's shares of the common stock of BSD Medical Corporation, a Delaware corporation, at the Annual Meeting of Stockholders to be held at 9:00 A.M. Mountain Time, on January 14, 2005, at the offices of the Company located at 2188 West 2200 South, Salt Lake City, Utah, and at any and all adjournments thereof, for the following purposes:

1.  To elect five (5) Directors:

[ ] For all nominees listed below (except as marked to the contrary):

[ ] Withhold authority to vote for the nominees listed below:

                  Paul F. Turner
                  Hyrum A. Mead
                  Gerhard W. Sennewald
                  J. Gordon Short
                  Michael Nobel

         (INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through or otherwise strike out his name. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy shall be deemed to grant such authority.)

2. To approve an amendment to the Company's 1998 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 2,000,000 to 2,677,300.

                      [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. To ratify the selection of Tanner + Co. as the Company's independent public accountants for the fiscal year ending August 31, 2005.

                       [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

                      [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

         The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and Proxies may lawfully do by virtue hereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.

DATED:
        ---------------------         ------------------------------------
                                                 Signature

         Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BSD MEDICAL CORPORATION PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE . THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.